UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2011

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 3, 2011, the stockholders of Allergan, Inc. (the “Company”) approved the Allergan, Inc. 2011 Incentive Award Plan (the “2011 Plan”) at the Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s board of directors previously approved the 2011 Plan on February 1, 2011. The 2011 Plan represents an amendment and restatement of the Allergan, Inc. 2008 Incentive Award Plan (the “2008 Plan”). The terms of the 2011 Plan are substantially similar to the terms of the 2008 Plan, except for changes intended to (i) increase the authorized shares available for issuance under the 2011 Plan by an additional 23,650,000 shares of the Company’s common stock; (ii) increase the number of shares counted against the authorized share reserve from 1.4 to 2.46 for each share delivered in settlement of an award granted under the 2011 Plan other than an option, stock appreciation right or any other award for which the holder pays the intrinsic value existing as of the grant date; (iii) add the ability to grant deferred stock units; (iv) eliminate a term providing for automatic “single-trigger” accelerated vesting of all outstanding awards upon the occurrence of a change in control; (v) eliminate a term providing for automatic annual grants of stock options to nonemployee directors; (vi) replace a program of automatic restricted stock grants to certain nonemployee directors with a program of automatic restricted stock unit grants to certain nonemployee directors; (vii) revise the list of performance criteria and adjustments that may be used for awards intended to qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m); (viii) extend the period during which awards may be granted under the 2011 Plan to January 31, 2021; and (ix) make a number of miscellaneous changes intended to facilitate administration of the 2011 Plan and compliance with applicable laws.

The 2011 Plan was filed as Annex B to the Company’s 2011 Proxy Statement, and the terms thereof are incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 3, 2011 and there were present in person or by proxy 264,277,977 votes, representing approximately 86.43% of the total outstanding eligible votes. At the Annual Meeting, the Company’s stockholders (i) elected three directors to the Company’s board of directors; (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011; (iii) approved the compensation of our named executive officers; (iv) approved one year as the frequency for an advisory vote on the compensation of our named executive officers; (v) approved the Allergan, Inc. 2011 Executive Bonus Plan; (vi) approved the 2011 Plan; and (vii) approved the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation, each as more fully described below.

	For	Against	Abstain	Broker Non-Votes
Item No. 1: Election of the following three Class I directors to serve for three-year terms until the Company’s annual meeting of stockholders in 2014:
Deborah Dunsire, M.D.	245,023,280	6,144,571	158,407	12,951,719
Trevor M. Jones, Ph.D.	243,299,510	7,746,307	280,441	12,951,719
Louis J. Lavigne, Jr.	244,760,417	6,402,922	162,919	12,951,719

The terms of these three directors as well as the terms of our seven other continuing directors will expire at the Company’s annual meeting of stockholders in 2012 because our stockholders approved Item No. 7, pursuant to which the Company will amend and restate its Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors.

	For	Against	Abstain	Broker Non-Votes
Item No. 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011	263,764,215	401,721	112,041	0

	For	Against	Abstain	Broker Non-Votes
Item No. 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers	242,130,722	8,561,149	634,387	12,951,719

	One Year	Two Years	Three Years	Abstain	Broker Non-Votes
Item No. 4: Advisory vote on the frequency of an advisory vote on the compensation of the Company’s named executive officers	152,404,583	10,275,449	88,045,335	600,891	12,951,719

Based on the approval of one year as the frequency of an advisory vote on the compensation of the Company’s named executive officers, the Company’s board of directors has determined that it will hold an advisory vote on the compensation of the Company’s named executive officers annually until the next required vote on the frequency of such an advisory vote.

	For	Against	Abstain	Broker Non-Votes
Item No. 5: Approval of the Allergan, Inc. 2011 Executive Bonus Plan	242,365,067	8,533,237	427,954	12,951,719

	For	Against	Abstain	Broker Non-Votes
Item No. 6: Approval of the Allergan, Inc. 2011 Incentive Award Plan	198,137,417	52,800,274	388,567	12,951,719

	For	Against	Abstain	Broker Non-Votes
Item No. 7: Approval of the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to declassify the Company’s board of directors	262,926,045	984,124	367,808	0

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Allergan, Inc. 2011 Incentive Award Plan (incorporated by reference to Annex B to Allergan, Inc.’s Proxy Statement filed on March 8, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: May 4, 2011	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President,
Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

10.1	Allergan, Inc. 2011 Incentive Award Plan (incorporated by reference to Annex B to Allergan, Inc.’s Proxy Statement filed on March 8, 2011)